Exhibit 10.45

EXCHANGE AGREEMENT dated as of [—], 2013 (this “Agreement”), among DEAN FOODS COMPANY, a Delaware corporation (“Dean Foods”), J.P. MORGAN SECURITIES LLC (“JPMS”), MERRILL, LYNCH, PIERCE, FENNER & SMITH INCORPORATED (“MLPFS” and, together with JPMS, the “Investment Entities”), and, solely with respect to Sections 4(b) and 6 through 17 hereof, THE WHITEWAVE FOODS COMPANY, a Delaware corporation (“WhiteWave”).

WHEREAS, on [—], 2013, each Investment Entity, acting as principal for its own account, acquired certain debt obligations of Dean Foods and as of the date hereof continues to own such debt obligations;

WHEREAS, Dean Foods desires to transfer shares of Class A common stock, par value $0.01 per share, of WhiteWave (the “WhiteWave Class A Common Stock”) to each Investment Entity in exchange for such debt obligations of Dean Foods held by such Investment Entity;

WHEREAS, each Investment Entity desires to transfer such debt obligations of Dean Foods held by it in exchange for such WhiteWave Class A Common Stock; and

WHEREAS, immediately following the execution of this Agreement, the Investment Entities, Dean Foods and WhiteWave intend to enter into the Underwriting Agreement (as defined below).

NOW, THEREFORE, in consideration of the representations, warranties and agreements contained in this Agreement, the parties agree as follows:

1. Definitions. For purposes of this Agreement:

“Business Day” shall mean any day other than a day on which banks are permitted or required to be closed in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“First Exchange Closing Date” shall mean the date on which the First Exchange Closing (as defined in Section 2(b) hereof) occurs.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Underwriting Agreement” shall mean the Underwriting Agreement dated the date hereof among (i) the Investment Entities, as selling stockholders, (ii) WhiteWave, (iii) Dean Foods and (iv) JPMS and MLPFS, as representatives of the several underwriters party thereto (collectively, the “Underwriters”).

Capitalized terms used but not defined herein shall have the meanings set forth in the Underwriting Agreement.

2. The First Exchange and the Optional Exchange(s).

(a) Subject to the terms and conditions and in reliance upon the representations and warranties in this Agreement, at the First Exchange Closing (as defined below), (i) Dean Foods shall transfer to each Investment Entity the number of shares of WhiteWave Class A Common Stock set forth opposite such Investment Entity’s name on Schedule I hereto (the “Underwritten Shares”), and the Investment Entity shall accept such Underwritten Shares and, in exchange, (ii) each Investment Entity shall transfer to Dean Foods the debt obligations of Dean Foods set forth opposite such Investment Entity’s name on Schedule II hereto (the “Firm Dean Foods Debt”), and Dean Foods shall accept and retire the Firm Dean Foods Debt (the transactions described in clauses (i) and (ii), collectively, the “First Exchange”).

(b) The closing of the First Exchange (the “First Exchange Closing”) shall occur at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York, 10019-7475, at 10:00 a.m., New York City time, on the later of (i) [—] Business Days subsequent to the date of this Agreement (or at such other place or time as may be agreed upon by Dean Foods and the Investment Entities) and (ii) fourteen (14) days after the date on which the Investment Entities acquired the Firm Dean Foods Debt, subject to satisfaction (or waiver) of the conditions set forth in Section 6 of this Agreement. At the First Exchange Closing, (i) Dean Foods shall transfer the applicable Underwritten Shares to each Investment Entity, and each Investment Entity shall accept such Underwritten Shares as agreed by Dean Foods and the Investment Entity and (ii) each Investment Entity shall transfer the applicable Firm Dean Foods Debt to Dean Foods, and Dean Foods shall accept and retire such Firm Dean Foods Debt.

(c) In addition, Dean Foods agrees, at the option of the Investment Entities, to exchange up to the total number of shares of WhiteWave Class A Common Stock set forth in Schedule III (the “Optional Shares” and, together with the Underwritten Shares, the “Shares”) in accordance with this paragraph (c) and paragraph (d) below. Upon written notice (an “Overallotment Exercise Notice”) from the Investment Entities given to Dean Foods from time to time not more than 30 days subsequent to the date of the Prospectus, which notice shall state, the number of Optional Shares to be exchanged by each Investment Entity (which may be all or less than all of the number of Optional Shares set forth opposite each Investment Entity’s name on Schedule III), subject to the terms and conditions and in reliance upon the representations and warranties in this Agreement at each Optional Closing Date (as defined below) (i) Dean Foods shall transfer to each Investment Entity the number of Optional Shares set forth in the Overallotment Exercise Notice, and each Investment Entity shall accept such Optional Shares and, in exchange, (ii) each Investment Entity shall transfer to Dean Foods a principal amount of Optional Dean Foods Debt (as defined below) (rounded down to the nearest $1,000) equal to (x) the number of Optional Shares to be exchanged by such Investment Entity as specified in the Overallotment Exercise Notice multiplied by (y) the dollar value set forth on Schedule V applicable to such Optional Closing Date (as defined below), and Dean Foods shall accept and retire such Optional Dean Foods Debt from each Investment Entity (the transactions described in clauses (i) and (ii), collectively, an “Optional Exchange”). Notwithstanding the foregoing, the aggregate number of shares of WhiteWave Class A Common Stock to be included in any one or more Optional Exchanges shall in no event exceed the total number of Optional Shares set forth in Schedule III and the total amount of Optional Dean Foods Debt to be exchanged in any one or more Optional Exchanges shall in no event exceed the total Optional Dean Foods Debt amount set forth on Schedule IV (the total amount of all debt obligations of Dean Foods set forth in Schedule IV, the “Optional Dean Foods Debt” and, together with the Firm Dean Foods Debt, the “Dean Foods Debt”)

(d) Each time for the exchange of Optional Shares for Optional Dean Foods Debt as contemplated by paragraph (c) above, being herein referred to as an “Optional Closing Date”, which may be the First Exchange Closing Date (the First Exchange Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Investment Entities but shall not be earlier than four full Business Days after an Overallotment Exercise Notice is given or later than ten full Business Days after an Overallotment Exercise Notice is given (or such other times as may be agreed upon by Dean Foods and the Investment Entities); provided that the Optional Closing Date shall not occur earlier than fourteen (14) days after the date on which the Investment Entities acquired the Optional Dean Foods Debt to be exchanged. At any Optional Exchange Closing (as defined below), (i) Dean Foods shall transfer the applicable Optional Shares to the each Investment Entity, and each Investment Entity shall accept such Optional Shares as agreed by Dean Foods and the Investment Entity and (ii) each Investment Entity shall transfer the applicable Optional Dean Foods Debt to Dean Foods, and Dean Foods shall accept such Optional Dean Foods Debt. The closing of an Optional Exchange is herein referred to as an “Optional Exchange Closing”.

(e) All payments under this Agreement shall be made free and clear of, and without deduction for, withholding taxes.

3. Assignment of Rights. Effective as of the First Exchange Closing (with respect to the Underwritten Shares and Firm Dean Foods Debt) and as of any Optional Exchange Closing (with respect to the Optional Shares and Optional Dean Foods Debt to be exchanged, if any), (a) Dean Foods hereby assigns to the applicable Investment Entity all its rights arising out of or in respect of the Underwritten Shares and any such Optional Shares, and such Investment Entity hereby consents to such assignment and (b) each Investment Entity hereby assigns to Dean Foods all its rights arising out of or in respect of the Firm Dean Foods Debt and any Optional Dean Foods Debt, and Dean Foods hereby consents to each such assignment.

4. Representations and Warranties. a) Dean Foods hereby represents and warrants to each Investment Entity that:

(i) no consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by Dean Foods of each of this Agreement and the Underwriting Agreement (the “Transaction Documents”) and the consummation by Dean Foods of the transactions contemplated by the Transaction Documents, except for (A) the registration of the offering and sale of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters or by the Exchange in connection with the listing of the Shares, (B) such other consents, approvals, authorizations, orders, registrations or qualifications that have been or will be obtained or made on or prior to the Closing Date, and (C) for such consents, approvals, authorizations, orders, licenses, registrations or qualifications the failure of which to obtain would not, individually or in the aggregate, have a Dean Foods Material Adverse Effect (as defined below);

(ii) Dean Foods has full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations under each of the Transaction Documents; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated by the Transaction Documents has been duly and validly taken;

(iii) each of the Transaction Documents has been duly authorized, executed and delivered by Dean Foods and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of Dean Foods enforceable against Dean Foods in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability;

(iv) the execution, delivery and performance by Dean Foods of each of the Transaction Documents and the consummation by Dean Foods of the transactions contemplated by the Transaction Documents will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (collectively, “Liens”) upon any property or assets of Dean Foods pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Dean Foods is a party or by which Dean Foods is bound or to which any of the property or assets of Dean Foods is subject, (B) result in any violation of the provisions of the charter or by-laws or similar organizational documents of Dean Foods or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation, default or Lien that would not, individually or in the aggregate, reasonably be expected to have a Dean Foods Material Adverse Effect (as defined below);

(v) Dean Foods has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all corporate or comparable power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Dean Foods to perform, or prevent or materially interfere with the performance by Dean Foods of, its obligations under the Transaction Documents (each, and collectively, a “Dean Foods Material Adverse Effect”);

(vi) Dean Foods is not (A) in violation of its charter or bylaws or similar organizational documents; (B) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Dean Foods is a party or by which Dean Foods is bound or to which any of the property or assets of Dean Foods is subject; or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (B) and (C) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Dean Foods Material Adverse Effect;

(vii) Dean Foods will own, immediately prior to the applicable Closing Date, good and valid title to the Shares to be exchanged at the applicable Closing Date by Dean Foods, free and clear of all Liens, equities or adverse claims, including adverse claims under Section 8-303 of the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “UCC”); and, upon delivery of the certificates representing such Shares and the exchange therefor pursuant hereto, good and valid title to such Shares, free and clear of all Liens, equities or adverse claims, including adverse claims under Section 8-303 of the UCC, will pass to the Investment Entities;

(viii) Dean Foods received a private letter ruling from the U.S. Internal Revenue Service dated as of February 5, 2013 (the “IRS Ruling”) to the effect that the distribution of WhiteWave Class A Common Stock and Class B common stock to Dean Foods’ stockholders on May 23, 2013 (the “Distribution”), the First Exchange and, as applicable, the Optional Exchange would be tax free to Dean Foods for U.S. federal income tax purposes under Sections 355, 361 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”), and the IRS Ruling remains in full force and effect and has not been revoked in whole or in part; and Dean Foods received an opinion of Wilmer Cutler Pickering Hale and Dorr LLP dated as of May 23, 2013, which, together with the IRS Ruling, provides that the Distribution was tax free to Dean Foods for U.S. federal income tax purposes under Sections 355, 361, and 368(a)(1)(D) of the Code (the “Tax Opinion”) and the Tax Opinion remains in full force and effect and has not been revoked in whole or in part;

(ix) Dean Foods has made its own independent inquiry as to the legal, tax and accounting aspects of the transactions contemplated by this Agreement and the Underwriting Agreement, and Dean Foods has not relied on any of the Investment Entities or their respective legal counsel or other advisors for legal, tax or accounting advice in connection with the transactions contemplated by this Agreement or the Underwriting Agreement; and

(x) Dean Foods’ entry, as of the date hereof, into this Agreement and the Underwriting Agreement, and Dean Foods’ consummation of the transactions contemplated by this Agreement and by the Underwriting Agreement to occur on the First Exchange Closing Date and any Optional Closing Date, as the case may be, is not prompted by any material nonpublic information concerning WhiteWave that is required to be set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and is not so set forth.

(b) WhiteWave hereby represents and warrants to each Investment Entity that:

(i) no consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by WhiteWave of each of the Transaction Documents and the consummation by WhiteWave of the transactions contemplated by the Transaction Documents, except for (A) the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by FINRA and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters or by the Exchange in connection with the listing of the Shares, and (B) such other consents, approvals, authorizations, orders, registrations or qualifications that have been or will be obtained or made on or prior to the Closing Date;

(ii) WhiteWave has full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations under each of the Transaction Documents; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated by the Transaction Documents has been duly and validly taken;

(iii) each of the Transaction Documents has been duly authorized, executed and delivered by WhiteWave and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of WhiteWave enforceable against WhiteWave in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability;

(iv) WhiteWave and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate or comparable power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to (A) have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of WhiteWave and its subsidiaries taken as a whole or (B) prevent or materially interfere with the performance by WhiteWave of its obligations under the Transaction Documents; and

(v) all the outstanding shares of capital stock of WhiteWave and each subsidiary of WhiteWave have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in WhiteWave or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of WhiteWave or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the terms of the capital stock of WhiteWave conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by WhiteWave have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus) and are owned directly or indirectly by WhiteWave, free and clear of any Lien, security interest, restriction on voting or transfer or any other claim of any third party (other than any security interests and liens securing the senior secured credit facilities defined and described in the Registration Statement, the Pricing Disclosure Package and the Prospectus).

(c) Each Investment Entity hereby, severally and not jointly, represents and warrants to Dean Foods that:

(i) no consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by such Investment Entity of each of the Transaction Documents and the consummation by such Investment Entity of the transactions contemplated by the Transaction Documents, except for (A) the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by FINRA and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters or by the Exchange in connection with the listing of the Shares, (B) such other consents, approvals, authorizations, orders, registrations or qualifications that have been or will be obtained or made on or prior to the Closing Date, and (C) for such consents, approvals, authorizations, orders, licenses, registrations or qualifications the failure of which to obtain would not, individually or in the aggregate, have an Investment Entity Material Adverse Effect (as defined below);

(ii) such Investment Entity has full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations under each of the Transaction Documents; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated by the Transaction Documents has been duly and validly taken;

(iii) each of the Transaction Documents has been duly authorized, executed and delivered by such Investment Entity and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of such Investment Entity enforceable against such Investment Entity in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability;

(iv) the execution, delivery and performance by such Investment Entity of each of the Transaction Documents and the consummation by such Investment Entity of the transactions contemplated by the Transaction Documents, will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of such Investment Entity pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Investment Entity is a party or by which such Investment Entity is bound or to which any of the property or assets of such Investment Entity is subject, (B) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Investment Entity or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation, default or Lien that would not, individually or in the aggregate, reasonably be expected to have an Investment Entity Material Adverse Effect (as defined below);

(v) such Investment Entity has been duly incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all corporate or comparable power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investment Entity to perform, or prevent or materially interfere with the performance by such Investment Entity of, its obligations under the Transaction Documents (each, and collectively, an “Investment Entity Material Adverse Effect”);

(vi) such Investment Entity is not (A) in violation of its charter or bylaws or similar organizational documents; (B) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Investment Entity is a party or by which such Investment Entity is bound or to which any of the property or assets of such Investment Entity is subject; or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (B) and (C) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have an Investment Entity Material Adverse Effect;

(vii) such Investment Entity has good and valid title to the applicable Firm Dean Foods Debt and Optional Dean Foods Debt, free and clear of any Liens. Upon the First Exchange (with respect to Firm Dean Foods Debt) and upon any Optional Exchange (with respect to Optional Dean Foods Debt), in each case done in accordance with Section 2, good and valid title to the applicable Dean Foods Debt to be thereby exchanged by such Investment Entity shall pass to Dean Foods, free and clear of any Liens, other than those arising from acts of Dean Foods. To the best knowledge of such Investment Entity, other than this Agreement, no such Dean Foods Debt is subject to any contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the disposition of such Dean Foods Debt;

(viii) such Investment Entity has made its own independent inquiry as to the legal, tax and accounting aspects of the transactions contemplated by this Agreement and any related transactions, and such Investment Entity has not relied on Dean Foods or Dean Foods’ legal counsel or other advisors for legal, tax or accounting advice in connection with the transactions contemplated by this Agreement or any related transactions;

(ix) at all times since [—], 2013, such Investment Entity has held the Dean Foods Debt as principal for its own account and such Investment Entity has treated itself (or, to the extent such Investment Entity is a disregarded entity for U.S. federal income tax purposes, the person treated as its owner for U.S. federal income tax purposes) as the owner of the Dean Foods Debt for U.S. federal income tax purposes; such Investment Entity acquired no Dean Foods Debt during the five calendar-day period ending on the date hereof; and

(x) other than the Transaction Documents, such Investment Entity has not entered into any arrangements with respect to the Dean Foods Debt with Dean Foods, WhiteWave or any of their affiliates.

5. Covenant of the Investment Entities. Each Investment Entity hereby, severally and not jointly, covenants to Dean Foods that all of the Dean Foods Debt owned by such Investment Entity shall at all times after [—], 2013 continue to be owned by such Investment Entity as principal for its own account until the latest time at which the Dean Foods Debt could potentially be exchanged pursuant hereto, and such Investment Entity shall treat itself (or, to the extent such Investment Entity is a disregarded entity for U.S. federal income tax purposes, the person treated as its owner for U.S. federal income tax purposes) as the owner of all Dean Foods Debt owned by it for U.S. federal income tax purposes at all times until such latest time.

6. Conditions. (a) The obligations of each Investment Entity to exchange Dean Foods Debt for Shares at the First Exchange Closing and any Optional Exchange Closing shall be subject to the satisfaction (or waiver) of the following conditions:

(i) Dean Foods shall have furnished to the Investment Entities an opinion of (A) Wilmer Cutler Pickering Hale and Dorr LLP, counsel for Dean Foods, and (B) Rachel Gonzalez, in-house counsel for Dean Foods, each dated the applicable Closing Date, substantially in the forms attached hereto as Exhibits A-1 and A-2, respectively;

(ii) no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the applicable Closing Date, prevent the exchange of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the applicable Closing Date prevent the exchange of the Shares;

(iii) (A) the representations and warranties of Dean Foods contained herein shall be true and correct on the date hereof and on and as of the applicable Closing Date and the statements of Dean Foods and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the applicable Closing Date, (B) Dean Foods shall have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the applicable Closing Date and (C) Dean Foods shall have furnished to the Investment Entities a certificate of Dean Foods in a form reasonably satisfactory to the Investment Entities, signed by the chief financial officer or chief accounting officer of Dean Foods and one additional senior executive officer of Dean Foods who is reasonably satisfactory to the Investment Entities and dated the applicable Closing Date, to the effect set forth in clauses (A) and (B) above;

(iv) (A) the representations and warranties of WhiteWave contained herein shall be true and correct on the date hereof and on and as of the applicable Closing Date and the statements of WhiteWave and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the applicable Closing Date, (B) WhiteWave shall have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the applicable Closing Date and (C) WhiteWave shall have furnished to the Investment Entities a certificate of WhiteWave in a form reasonably satisfactory to the Investment Entities, signed by the chief financial officer or chief accounting officer of WhiteWave and one additional senior executive officer of WhiteWave who is reasonably satisfactory to the Investment Entities and dated the applicable Closing Date, to the effect set forth in clauses (A) and (B) above;

(v) (A) the IRS Ruling shall remain in full force and effect and shall not have been revoked in whole or in part as of the applicable Closing Date, and the facts and representations made by Dean Foods pursuant to such private letter ruling (as the same may be supplemented from time to time prior to the applicable Closing Date) shall continue to be true as of the applicable Closing Date (except to the extent that the failure of any such fact or representation to be true as of the applicable Closing Date does not affect the legal conclusion that the Distribution, the First Exchange and, as applicable, the Optional Exchange would be tax free to Dean Foods for U.S. federal income tax purposes under Sections 355, 361, and 368(a)(1)(D) of the Code) and (B) the Tax Opinion shall remain in full force and effect and shall not have been revoked in whole or in part as of the applicable Closing Date, and the facts and representations made by Dean Foods and WhiteWave pursuant to such Tax Opinion shall continue to be true as of the applicable Closing Date (except to the extent that the failure of any such fact or representation to be true as of the applicable Closing Date does not affect the legal conclusion that the Distribution was tax free to Dean Foods for U.S. federal income tax purposes under Sections 355, 361, and 368(a)(1)(D) of the Code);

(vi) the Underwriting Agreement shall remain in full force and effect and all of the conditions to the obligations of the Underwriters to purchase and pay for the Shares as set forth in the Underwriting Agreement shall have been satisfied without giving effect to any waiver of conditions or amendments not consented to by the Investment Entities;

(vii) Dean Foods shall have furnished to each Investment Entity a properly completed and executed certification of non-foreign status substantially in the form set forth in Treasury Regulations Section 1.1445-2(b)(2)(iv); and

(viii) on or prior to the applicable Closing Date, Dean Foods and WhiteWave shall have furnished to the Investment Entities such further certificates and documents as the Investment Entities may reasonably request.

In the event that any of the conditions set forth in this clause (a) shall not have been fulfilled (or waived by each Investment Entity) on the First Exchange Closing Date, this Agreement may be terminated by the Investment Entities by delivering a written notice of termination to Dean Foods and WhiteWave. The parties acknowledge and agree that any of their respective rights and/or obligations under the Underwriting Agreement, including Sections 6(b), 10, 11, 13 and 14 thereof, shall not be affected by any such termination of this Agreement.

(b) The obligations of Dean Foods to exchange Shares for Dean Foods Debt at the First Exchange Closing and any Optional Exchange Closing shall be subject to the satisfaction (or waiver) of the following conditions:

(i) the Investment Entities shall have furnished to Dean Foods an opinion of Cravath, Swaine & Moore LLP, counsel for the Investment Entities, dated the applicable Closing Date, substantially in the form attached hereto as Exhibit B;

(ii) (A) the representations and warranties of the Investment Entities herein shall be true and correct on the date hereof and on and as of the applicable Closing Date and the statements of each Investment Entity and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the applicable Closing Date, (B) each Investment Entity shall have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the applicable Closing Date and (C) the Investment Entities shall have furnished to Dean

Foods a certificate of the Investment Entities in form reasonably satisfactory to Dean Foods, signed by an authorized officer of each Investment Entity who is reasonably satisfactory to Dean Foods and dated the applicable Closing Date, to the effect set forth in clauses (A) and (B) above;

(iii) the Underwriting Agreement shall remain in full force and effect and the conditions to the obligations of the Underwriters to purchase and pay for the applicable Shares as set forth in Section 9(b) (with respect to the Investment Entities only), 9(d), (e)(C), (h)-(j) and (o) (with respect to the Investment Entities only) of the Underwriting Agreement shall have been satisfied or waived (other than those conditions that by their nature cannot be satisfied prior to the applicable closing pursuant to the Underwriting Agreement); and

(iv) (A) the IRS Ruling shall remain in full force and effect and shall not have been revoked in whole or in part as of the applicable Closing Date, and the facts and representations made by Dean Foods pursuant to such private letter ruling (as the same may be supplemented from time to time prior to the applicable Closing Date) shall continue to be true as of the applicable Closing Date (except to the extent that the failure of any such fact or representation to be true as of the applicable Closing Date does not affect the legal conclusion that the Distribution, the First Exchange and, as applicable, the Optional Exchange would be tax free to Dean Foods for U.S. federal income tax purposes under Sections 355, 361, and 368(a)(1)(D) of the Code) and (B) the Tax Opinion shall remain in full force and effect and shall not have been revoked in whole or in part as of the applicable Closing Date, and the facts and representations made by Dean Foods and WhiteWave pursuant to such Tax Opinion shall continue to be true as of the applicable Closing Date (except to the extent that the failure of any such fact or representation to be true as of the applicable Closing Date does not affect the legal conclusion that the Distribution was tax free to Dean Foods for U.S. federal income tax purposes under Sections 355, 361, and 368(a)(1)(D) of the Code).

In the event that any of the conditions set forth in this clause (b) shall not have been fulfilled (or waived by Dean Foods) on the First Exchange Closing Date, this Agreement may be terminated by Dean Foods by delivering a written notice of termination to the Investment Entities and WhiteWave. The parties acknowledge and agree that any of their respective rights and/or obligations under the Underwriting Agreement, including 6(b), 10, 11, 13 and 14 thereof, shall not be affected by any such termination of this Agreement.

7. Termination of Agreement. This Agreement will be terminated if: (a) the Underwriting Agreement is not executed and delivered by the parties thereto on the date hereof or (b) after the execution and delivery of the Underwriting Agreement, the Underwriting Agreement is terminated in accordance with its terms or by mutual agreement of the parties thereto prior to the First Exchange Closing Date or, in the case of the Optional Shares, prior to the Optional Closing Date.

8. Relationship of Parties. All acquisitions of Dean Foods Debt by the Investment Entities, all exchanges of Dean Foods Debt for Shares by the Investment Entities pursuant to this Agreement, all distributions by the Investment Entities of Shares and all other acts or omissions of each Investment Entity in connection with this Agreement, are for each Investment Entity’s own account and not for the account of Dean Foods. No principal-agent relationship is, nor is intended to be, created between Dean Foods and any Investment Entity by any of the provisions of this Agreement. Each of Dean Foods and WhiteWave acknowledges and agrees that each Investment Entity is acting solely in the capacity of an arm’s length contractual counterparty to Dean Foods and WhiteWave with respect to the transactions contemplated hereby (including in connection with determining the terms of the offering under the Underwriting Agreement) and not as a financial advisor or fiduciary to, or an agent of, Dean Foods, WhiteWave or any other person.

9. Public Announcements. No public release, announcement or other public disclosure concerning the First Exchange or any Optional Exchange shall be issued by Dean Foods, WhiteWave or any Investment Entity without the prior written consent of the other parties (which shall not be unreasonably withheld or delayed), except as such release or announcement may be required by applicable law or the rules or regulations of any U.S. securities exchange (including any Exchange Act filing deemed required by Dean Foods or WhiteWave to be so required), in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on each release or announcement in advance of such issuance and shall consider and address in good faith the views and comments made by such other party regarding any such release, announcement or other public disclosure.

10. Survival of Provisions. The respective agreements, representations, warranties and other statements of Dean Foods or its officers, each Investment Entity or its officers and WhiteWave or its officers, in each case set forth in or made pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of such Investment Entity, Dean Foods or WhiteWave, and shall survive the First Exchange Closing and any Optional Exchange Closing.

11. Notices. All communications hereunder shall be in writing and addressed to the applicable party at its address set forth below or to such other address as such party may specify in writing:

(a)	if to the Investment Entities, to them at:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Attention: Equity Syndicate Desk

Facsimile No.: (212)-622-8358

Merrill, Lynch, Pierce, Fenner & Smith

                      Incorporated

One Bryant Park

New York, NY 10016

Attention: Syndicate Department, with a copy to ECM Legal

Facsimile No.: (212) 230-8730

with a copy to (which shall not constitute notice):

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, NY 10019

Attention: William V. Fogg, Esq.

                  Johnny G. Skumpija, Esq.

Facsimile No.: (212) 474-3700

(b)	if to Dean Foods, to it at:

Dean Foods Company

2711 North Haskell Avenue, Suite 3400

Dallas, Texas 75204

Attention: General Counsel

Facsimile No.: (214) 721-8794

(c)	if to WhiteWave, to it at:

The WhiteWave Foods Company

Attention: General Counsel

Facsimile No.:

All communications hereunder shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.

12. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and no other person shall have any right or obligation hereunder.

13. Fees and Expenses. Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby.

14. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

15. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

16. Counterparts; Third Party Beneficiaries. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

17. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

[This space intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

DEAN FOODS COMPANY

By
Name:
Title:

J.P. MORGAN SECURITIES LLC

By
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By
Name:
Title:

As to Sections 4(b) and 6 through 17 only:

THE WHITEWAVE FOODS COMPANY

By
Name:
Title:

Schedule I

Investment Entity	Underwritten Shares	Account Information
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[—]

J.P. Morgan Securities LLC	[—]

TOTAL	[—]

Schedule II

Firm Dean Foods Debt

Investment Entity	Debt Description	Maturity	Principal Amount
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[—]	[—], 2013	$ [—]
	[—]	[—], 2013	$ [—]
J.P. Morgan Securities LLC	[—]	[—], 2013	$ [—]
	[—]	[—], 2013	$ [—]

TOTAL			$ [—]

Schedule III

Investment Entity	Optional Shares	Account Information
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[—]

J.P. Morgan Securities LLC	[—]

TOTAL	[—]

Schedule IV

Optional Dean Foods Debt

Investment Entity	Debt Description	Maturity	Principal Amount
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[—]	[—], 2013	$ [—]
	[—]	[—], 2013	$ [—]
J.P. Morgan Securities LLC	[—]	[—], 2013	$ [—]
	[—]	[—], 2013	$ [—]

TOTAL			$ [—]

Schedule V

Optional Closing Date Share Value

Optional Closing Date	Optional Dean Foods Debt per Optional Share